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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-87394, 33-95422, 33-95424, 333-08981, 333-35009, 333-79469, 333-36348, 333-39156, 333-49476, 333-66574, 333-69554 and 333-88946) and Form S-3 (No. 333-84252) of Veeco Instruments Inc. of our report dated October 18, 1999 relating to the financial statements of CVC, Inc. for the year ended September 30, 1999, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Rochester, New York
November 22, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS